SCHEDULE 14A INFORMATION
 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934
                              (AMENDMENT NO. ____)

Filed by the Registrant                   |X|
File by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2)
|X| Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240/14a-11(c) or ss. 240.14a-12

                        NEUTRAL POSTURE ERGONOMICS, INC.
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

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      2) Aggregate number of securities to which transaction applies:

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      3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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      4) Proposed maximum aggregate value of transaction:

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      5)    Total Fee Paid:

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[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid: ___________________________________________
      2)    Form Schedule or Registration Statement No.:_______________________
      3)    Filing Party: _____________________________________________________
      4)    Date Filed:________________________________________________________

                        NEUTRAL POSTURE ERGONOMICS, INC.

Dear Shareholder:

      You are cordially invited to attend the 1998 Annual Meeting of Shareholders of Neutral Posture Ergonomics, Inc. (the "Company") on Tuesday, November 10, 1998, at 9:00 a.m., local time. The meeting will be held at the Dallas Marriott Quorum, 14901 Dallas Parkway, Dallas, Texas 75240.

      At the meeting, you will be asked to consider and elect three directors to serve until the 2001 Annual Meeting of Shareholders. Your Board of Directors has unanimously nominated these persons for election as directors. You are also being asked to ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending June 30, 1999. Information about the business of the meeting is set forth in the accompanying proxy statement, which you are urged to read carefully. During the meeting, I will review with you the affairs and progress of the Company since the Company's initial public offering in October 1997. Officers of the Company will be present to respond to questions from shareholders.

      The Board of Directors appreciates and encourages shareholder participation in the Company's affairs. Whether or not you plan to attend the meeting, please fill out, sign, date and return the enclosed proxy promptly in the envelope provided. Your shares will then be represented at the meeting. If you attend the meeting, you may, at your discretion, withdraw the proxy and vote in person.

      A copy of the Company's 1998 Annual Report on Form 10-KSB to is also enclosed. On behalf of the Board of Directors, thank you for your cooperation and continued support.

                                                Sincerely,

                                             /s/ REBECCA E. BOENIGK

                                                 REBECCA E. BOENIGK
                                       CHAIRMAN AND CHIEF EXECUTIVE OFFICER

October 8, 1998

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD TUESDAY, NOVEMBER 10, 1998

      The Annual Meeting of Shareholders of Neutral Posture Ergonomics, Inc., a Texas corporation (the "Company"), will be held at the Dallas Marriott Quorum, 14901 Dallas Parkway, Dallas, Texas 75240, on Tuesday, November 10, 1998 at 9:00 a.m., local time, for the following purposes:

      (1) To elect three persons to serve as Class I directors until the 2001 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

      (2) To ratify the appointment of Deloitte & Touche LLP as independent public accountants of the Company for the fiscal year ending June 30, 1999; and

      (3) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

      The Board of Directors has fixed the close of business on October 7, 1998, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournments or postponements thereof. Only shareholders of record at the close of business on October 7, 1998 are entitled to notice of, and to vote at, such meeting. A complete list of shareholders entitled to vote at the meeting will be available for examination at the offices of the Company, 3904 N. Texas Avenue, Bryan, Texas 77803, for ten days prior to the meeting.

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE ENCOURAGED TO FILL OUT, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM.

                                           BY ORDER OF THE BOARD OF DIRECTORS,

                                           /s/ JAYE E. CONGLETON

                                               JAYE E. CONGLETON
                                       EXECUTIVE VICE PRESIDENT AND SECRETARY

October 8, 1998

                       NEUTRAL POSTURE ERGONOMICS, INC.
                             3904 N. Texas Avenue
                              Bryan, Texas 77803
                           Telephone (409) 778-0502

                               PROXY STATEMENT
                                     FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD TUESDAY, NOVEMBER 10, 1998

                   SOLICITATION AND REVOCABILITY OF PROXIES

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Neutral Posture Ergonomics, Inc., a Texas corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held on Tuesday, November 10, 1998 (the "Annual Meeting") and at any and all adjournments or postponements thereof. The approximate date on which this Proxy Statement and accompanying proxy card are first being sent or given to shareholders is October 13, 1998.

      Shares represented by each proxy, if properly executed and returned to the Company prior to the Annual Meeting, will be voted as directed, but if not otherwise specified, will be voted for the election of the three Class I directors and to ratify the appointment of Deloitte & Touche LLP as independent public accountants, all as recommended by the Board of Directors. A shareholder executing the proxy may revoke it at any time before it is voted (i) by giving written notice to the Secretary of the Company, (ii) by subsequently executing and delivering a later dated proxy or (iii) by voting in person at the Annual Meeting (although attending the Annual Meeting without executing a ballot or executing a subsequent proxy will not constitute revocation of a proxy).

                 OUTSTANDING VOTING SECURITIES OF THE COMPANY

      On October 7, 1998, the record date for determining shareholders entitled to vote at the Annual Meeting, there were outstanding 3,208,800 shares of Common Stock, par value $.01 per share ("Common Stock"). Each share of Common Stock is entitled to one vote for each director to be elected and upon all other matters to be brought to a vote by the shareholders at the Annual Meeting. The affirmative vote of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required to elect the Class I directors, and the affirmative vote of a majority of the shares of Common Stock present or represented at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP.

      With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on the proposal to ratify the appointment of the independent public accountants and will be counted as present for such purpose, but will have the effect of a negative vote on that proposal because that proposal requires the affirmative vote of holders of a majority of shares present in person or by proxy and entitled to vote. Brokers who hold shares in street name for customers may vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive such instructions may vote on the election of directors and the proposal to ratify the appointment of the independent public accountants. A broker non-vote will have no effect on the outcome of the election of directors or the proposal to ratify the appointment of the independent public accountants.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of October 7, 1998 certain information with regard to the beneficial ownership of the Common Stock by (i) all persons known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, all shares shown in the table below are held with sole voting and investment power by the person or entity indicated.

                                                                SHARES OWNED
                                                                BENEFICIALLY
                                                             -------------------
           NAME AND ADDRESS                                   NUMBER     PERCENT
           ----------------                                  ---------     ----
DIRECTORS AND EXECUTIVE OFFICERS:
  Rebecca E. Boenigk (1)(2) ............................       888,410     27.8%
  David W. Campbell (1)(3) .............................       304,000      8.9%
  Jaye E. Congleton (1)(4) .............................       819,190     25.6%

EXECUTIVE OFFICERS:
  David W. Ebner (1) ...................................        60,000      1.9%
  Gregory A. Katt (1) ..................................           250     *
  Mark E. Benden (1) ...................................         1,000     *
  Danny D. Skeen (1) ...................................             0     *

DIRECTORS:
  Maryla R. Fitch (5) ..................................         2,000     *
  Ronald L. Jones (6) ..................................           500     *
  Dr. Cynthia Pladziewicz (7) ..........................         2,500     *
  James W. Thompson (8) ................................         1,000     *

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP
  (11 PERSONS) .........................................     2,078,850     61.1%
    Lord, Abbett & Co. (9)
    767 Fifth Avenue
    New York, New York 10153 ...........................       313,000      9.8%

*   Less than 1%.
(1) The business address for the named person is 3904 N. Texas Avenue, Bryan, Texas 77803.
(2) Includes 600 shares owned by Rebecca E. Boenigk's children. Does not include the shares owned by Mrs. Boenigk's mother, Jaye E. Congleton, as to which Mrs. Boenigk disclaims beneficial ownership.
(3) Includes options to purchase 200,000 shares of Common Stock that became exercisable upon consummation of the Company's initial public offering pursuant to the Amended and Restated 1996 Nonqualified Stock Option Plan.
(4) Does not include the shares owned by Jaye E. Congleton's daughter, Rebecca
    E. Boenigk, as to which Mrs. Congleton disclaims beneficial ownership.
(5) The business for the named person is 175 Linfield Drive, Menlo Park, California 94025.
(6) The business address for the named person is One Office Parkway, Trinity, North Carolina 27370. Includes 250 shares owned by his spouse to which Mr. Jones disclaims beneficial ownership.
(7) The business address for the named person is 6300 West Parker Road, Plano, Texas 75093.
(8) The business address for the named person is 13333 Northwest Freeway, Houston, Texas 77040.
(9) Based upon a Schedule 13G and 13F filed with the Securities and Exchange Commission by such beneficial owner on February 13, 1998 and August 12, 1998, respectively. According to such Schedule 13G, Lord, Abbett & Co., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, holds sole dispositive and voting power with respect to all such shares.

                                  PROPOSAL I

                            ELECTION OF DIRECTORS

      The Company's Articles of Incorporation divide the Board of Directors into three classes. The term of office of the Class I directors expires at the Annual Meeting. The Class II directors will serve until the 1999 Annual Meeting of Shareholders, and the Class III directors will serve until the 2000 Annual Meeting of Shareholders.

      It is intended that the names of the nominees listed below will be placed in nomination and that the persons named in the proxy will vote for their election. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee becomes unavailable for any reason, the shares represented by the proxies will be voted for such person, if any, as may be designated by the Board of Directors. However, management has no reason to believe that any nominee will be unavailable.

                                   NOMINEES

                       CLASS I - TERM TO EXPIRE IN 2001

       NAME                         AGE   CURRENT POSITION
       ----                         ---   ----------------
       David W. Campbell............ 56   President and Director
       Maryla R. Fitch.............. 51   Director
       Dr. Cynthia Pladziewicz...... 41   Director

                        DIRECTORS CONTINUING IN OFFICE

                      CLASS II -- TERM TO EXPIRE IN 1999

       NAME                         AGE   CURRENT POSITION
       ----                         ---   ----------------
       Jaye E. Congleton............ 54   Executive Vice President,  Secretary
                                          and Director
       Ronald L. Jones.............. 56   Director

                      CLASS III -- TERM TO EXPIRE IN 2000

       NAME                         AGE   CURRENT POSITION
       ----                         ---   ----------------
       Rebecca E. Boenigk........... 34   Chairman of the Board,
                                          Chief Executive Officer and Director
       James W. Thompson............ 47   Director

      Set forth below is a description of the background of each of the directors of the Company.

      REBECCA E. BOENIGK co-founded the Company in 1990 with Jaye E. Congleton and has served as Chairman of the Board since 1990 and Chief Executive Officer since 1996 and served as President from 1990 to 1996. She currently serves in the class of directors whose terms expire at the 2000 Annual Meeting of Shareholders. Mrs. Boenigk also serves on the Industry Advisory Board of the National Science Foundation Industry/University Cooperative Research Center in Ergonomics at Texas A&M University. Mrs. Boenigk is a member of the Human Factor and Ergonomic Society. In 1997, Mrs. Boenigk was awarded, along with her mother, Mrs. Congleton, Ernst and Young's Entrepreneur of the Year award in manufacturing in the Houston region. Mrs. Boenigk is the daughter of Mrs. Congleton, a director and officer of the Company, and Dr. Jerome Congleton, a consultant to the Company.

      DAVID W. CAMPBELL has served as President and a director of the Company since April 1, 1996, and serves in the class of directors whose terms expire at the 1998 Annual Meeting of Shareholders. Prior to assuming these positions, from 1994 to 1996, Mr. Campbell was a principal with Pate, Winters and Stone, Management Consultants. From 1989 to 1994, Mr. Campbell served as a Division President of Scotsman Industries, Inc., a publicly held manufacturer and marketer of refrigeration products primarily for the food service industry.

      JAYE E. CONGLETON co-founded the Company in 1990 with Rebecca E. Boenigk and has served as a director, Executive Vice President and Secretary of the Company since April 1998 and also served as a director, Executive Vice President and Secretary from 1990 to August 1997. Mrs. Congleton currently serves in the class of directors whose terms expire at the 1999 Annual Meeting of Shareholders. In 1997, Mrs. Congleton was awarded, along with her daughter, Mrs. Boenigk, Ernst and Young's Entrepreneur of the Year award in manufacturing in the Houston region. Mrs. Congleton is the mother of Mrs. Boenigk, the Chairman of the Board and Chief Executive Officer of the Company, and the spouse of Dr. Jerome Congleton, a consultant to the Company.

      MARYLA R. FITCH has served as a director of the Company since April 1998 and serves in the class of directors whose terms expire at the 1998 Annual Meeting of Shareholders. Mrs. Fitch has served as Vice President, Corporate Relations and Secretary of Consolidated Freightways Corporation, a freight transportation company, since December 1996 when it was spun-off as a publicly-traded company. From 1991 to 1996, Mrs. Fitch served as Vice President, Investor Relations and Secretary of CNF Transportation Inc., former parent of Consolidated Freightways Corporation.

      RONALD L. JONES has served as a director of the Company since August 1997 and serves in the class of directors whose terms expire at the 1999 Annual Meeting of Shareholders. Since March 1996, Mr. Jones has served as President and Chief Executive Officer of Sealy Corporation, a manufacturer of mattresses and box springs. From 1988 to 1996, he served as President of Masco Home Furnishings Inc., a furniture manufacturer. Mr. Jones served as President of HON Industries, Inc., a publicly traded national manufacturer and marketer of office furniture, from 1982 to 1988.

      DR. CYNTHIA PLADZIEWICZ has served as a director of the Company since August 1997 and serves in the class of directors whose terms expire at the 1998 Annual Meeting of Shareholders. Since October 1995, Dr. Pladziewicz has worked as a psychologist in private practice. She conducts psychological assessments and pre-surgical psychological screenings, leads psycho-educational and support groups focused on pain management and consults with physicians and hospitals regarding patient treatment related to spine surgery and other medical programs. Dr. Pladziewicz is an attorney who served of counsel to Thompson & Knight, P.C. from 1991 to June 1997. She is an adjunct professor at Southern Methodist University where she teaches classes related to law and psychology.

      JAMES W. THOMPSON has served as a director of the Company since August 1997 and serves in the class of directors whose terms expire at the 2000 Annual Meeting of Shareholders. Since December 1994, Mr. Thompson has served as President, Chief Executive Officer and director of Vallen Corporation, a publicly held distributor of industrial safety and health products designed for the protection of the individual worker and the workplace environment. Mr. Thompson joined Vallen Corporation in June 1994 as President and Chief Executive Officer of Vallen Safety Supply Company. From 1991 to 1994, Mr. Thompson was the Senior Group Vice President of Westburne, Inc., a publicly traded distributor of electrical plumbing, HVAC and telecommunications equipment.

      The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to elect the nominees for director named above.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

                     MEETINGS OF DIRECTORS AND COMMITTEES

      The business of the Company is managed under the direction of the Board of Directors. The Board meets to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board of Directors met six times during fiscal year 1998. During fiscal year 1998, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period.

      The Board of Directors has established audit and compensation committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during fiscal year 1998 are described below. The Board of Directors does not have a standing nominating committee.

      AUDIT COMMITTEE. The Board of Directors has a standing Audit Committee (the "Audit Committee") which provides the opportunity for direct communications between the independent public accountants and the Board of Directors. The Audit Committee meets with the certified public accountants periodically to review their effectiveness during the annual audit program and to discuss the Company's internal control policies and procedures. The members of the Audit Committee are currently Ms. Fitch, Dr. Pladziewicz and Mr. Jones. The Audit Committee did not meet during fiscal year 1998.

      COMPENSATION COMMITTEE. The Board of Directors also has a standing Compensation Committee (the "Compensation Committee") that provides recommendations to the Board of Directors regarding salaries and other compensation of executive officers of the Company. The members of the Compensation Committee are currently Dr. Pladziewicz and Messrs. Jones and Thompson. The Compensation Committee met two times during fiscal year 1998.

                          COMPENSATION OF DIRECTORS

      Directors who are not also employees of the Company receive options to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock. Such options vest one year after the date of grant. Such directors are also paid a fee of $1,000 per board meeting attended and $750 per board committee meeting attended and are reimbursed for out-of-pocket expenses incurred for attendance at such meetings. Other than with respect to reimbursement of expenses, directors who are employees of the Company do not receive additional compensation for their services as a director.

                                 PROPOSAL II

        RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors, upon the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP as the independent public accountants of the Company for the fiscal year ending June 30, 1999, subject to shareholder ratification. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

      The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of Deloitte & Touche LLP.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

                            EXECUTIVE COMPENSATION

      The table below sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for fiscal years 1996, 1997 and 1998, with respect to those persons who were during fiscal year 1998 (i) the Chief Executive Officer and (ii) the other executive officer of the Company that earns over $100,000 per year (collectively, with the Chief Executive Officer, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                            LONG TERM
                                 ANNUAL COMPENSATION       COMPENSATION
                               ----------------------     --------------
                                                             SECURITIES
NAME AND PRINCIPAL    FISCAL                                 UNDERLYING          ALL OTHER
POSITIONS              YEAR     SALARY        BONUS           OPTIONS           COMPENSATION
                      ------   --------      --------      --------------      --------------
Rebecca E. Boenigk      1998   $200,000      $      0      $            0      $       14,960(1)
  Chairman of the .     1997    200,000        78,179                   0              13,938(2)
  Board and Chief       1996    200,000        57,878                   0              12,000(3)
  Executive Officer

David W. Campbell .     1998    135,000             0                   0              11,480(4)
  President .......     1997    120,000        50,406                   0               6,100(5)
                        1996     30,000(6)          0             400,000(7)                0

(1) Amount consists of (i) the estimated dollar value of the benefit to the executive officer of Company-paid premiums on split-dollar life insurance policies on the life of the executive in the amount of $12,000 and (ii) the estimated dollar value of the benefit to the executive officer of the personal use of the Company's automobile in the amount of $2,960.
(2) Amount consists of (i) the estimated dollar value of the benefit to the executive officer of Company-paid premiums on split-dollar life insurance policies on the life of the executive in the amount of $12,000 and (ii) the estimated dollar value of the benefit to the executive officer of the personal use of the Company's automobile in the amount of $1,938.
(3) Amount represents the estimated dollar value of the benefit to the executive officer of Company-paid premiums on split-dollar life insurance policies on the life of the executive in the amount of $12,000.
(4) Amount represents (i) the estimated dollar value of the benefit to the executive officer and his spouse of Company-paid premiums on life insurance policies on the life of the executive in the amount of $3,080 and (ii) the auto allowance paid to the executive officer in the amount of $8,400.
(5) Amount represents the estimated dollar value of the benefit to the executive officer and his spouse of Company-paid premiums on life insurance policies on the life of the executive.
(6) David Campbell joined the Company in April 1996.
(7) Granted in April 1996 under the Company's Amended and Restated 1996 Nonqualified Stock Option Plan. Upon consummation of the initial public offering, all options became exercisable.

      STOCK OPTIONS. There were no stock options granted or exercised by the Company's Named Executive Officers during fiscal year 1998.

      EMPLOYMENT AND CONSULTING CONTRACTS. The Company has entered into employment agreements with Rebecca E. Boenigk, the Company's Chairman of the Board and Chief Executive Officer, David W. Campbell, the Company's President, David W. Ebner, the Company's Vice President of Operations, and Gregory A. Katt, the Company's Vice President and Chief Financial Officer, for a term expiring on July 1, 2000, subject to automatic one-year extensions unless either party gives 90 days written notice of its intention not to renew. The agreement with Mrs. Boenigk provides for a base salary of $200,000, with an annual bonus based on the attainment of targets set by the Board of Directors. Mrs. Boenigk's employment agreement provides that if she is terminated by the Company without cause or for nonperformance due to disability or if she terminates because of breach of the agreement by the Company then Mrs. Boenigk will receive (i) all accrued salary, if applicable; (ii) benefits for 12 months; (iii) an amount equal to twice her base salary for the preceding year; and (iv) an amount equal to her bonus for the preceding year. The agreement with Mr. Campbell provides for a base salary of $135,000 and an annual bonus based on the attainment of targets set by the Board of Directors. The agreement with Mr. Ebner provides for a base salary that is currently $80,450 and an annual bonus based on the attainment of targets set by the Board of Directors. The agreement with Mr. Katt provides for a base salary that is currently $84,000 and an annual bonus based on the attainment of targets set by the Board of Directors. Each of Mr. Campbell's, Mr. Ebner's, and Mr. Katt's employment agreements provides that if he is terminated by the Company without cause or for nonperformance due to disability or if he terminates because of breach of the agreement by the Company then he will receive (i) all accrued salary, if applicable; (ii) employment benefits for 12 months; (iii) an amount equal to his base salary for the preceding year; and (iv) an amount equal to 50% of his bonus for the preceding year. Officers' salaries may be increased at the discretion of the Board of Directors. All agreements contain non-compete (during the term of the agreement and for a specified term ranging from 12 to 18 months thereafter) and confidentiality provisions.

      In addition, the Company has entered into a Consulting Agreement, dated as of July 1, 1997, with Dr. Jerome Congleton. Pursuant to this agreement, which terminates on July 1, 2007, Dr. Congleton receives an annual fee of $35,000; provided that Dr. Congleton will receive an annual fee of $90,000, prorated for any partial service, if Jaye E. Congleton is terminated from the Company or if her compensation is decreased. From July 1, 1997 to April 1998, Dr. Congleton received an annual fee of $90,000. Dr. Congleton agrees to assign to the Company all right, title and interest in and to any inventions, designs, improvements or discoveries during the term of the agreement. The agreement may be terminated at any time by the written mutual agreement of Dr. Congleton and the Company or by either party in the event that the other party has committed a material breach of any of the provisions of the agreement. For the term of the agreement and for a period of 18 months from the last day of the term of the agreement, Dr. Congleton agrees not to participate in any manner in any business that is involved in the design, manufacturing, distribution or sale of ergonomic chairs and any other office products in any state or country where the Company is engaged in business or where Dr. Congleton has been involved in strategic planning on behalf of the Company. The agreement also contains non-solicitation and confidentiality provisions.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
                          IN COMPENSATION DECISIONS

      There were no reportable business relationships between the Company and the members of the Compensation Committee in fiscal year 1998.

           SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Act requires the Company's directors, executive officers and beneficial owners of more than 10% of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely upon its review of the copies of such forms received by it and its knowledge that no Form 5s were required from reporting persons, the Company believes that all such reports were submitted on a timely basis during fiscal year 1998, except that Danny Skeen and David Ebner, executive officers of the Company, each filed one late report.

                             CERTAIN TRANSACTIONS

      COMPANY LOANS. In June 1996 and April 1997, the Company made loans pursuant to notes in the amounts of $32,225 and $106,225, respectively, to Mr. Campbell, the President and a director of the Company. The Company received the notes pursuant to the terms of an option agreement with Mr. Campbell to cover a portion of the exercise price of stock options to purchase 200,000 shares of Common Stock at an exercise price of $.22 1/2 and to cover the related tax effects. After such exercise, Mr. Campbell holds options to purchase 200,000 shares of Common Stock at an exercise price of $.22 1/2 per share. These recourse notes bear interest at a rate of 7.5% per annum and mature on December 31, 2000 and December 31, 2001, respectively.

      In June 1996, the Company made a loan pursuant to a note in the amount of $32,225 to Mr. Ebner, Vice President of Operations of the Company. The Company received the note pursuant to the terms of an option agreement with Mr. Ebner to cover a portion of the exercise price of stock options to purchase 100,000 shares of

Common Stock at an exercise price of $.22 1/2 per share and to cover the related tax effects. This recourse note bears interest at a rate of 7.5% per annum and matures on December 31, 2000.

      ROYALTIES. In March 1997, Dr. Congleton, a consultant to the Company, assigned the rights, title and interest in the patent covering most of the chair models in the Neutral Posture char line (the "Patent") to the Company in exchange for $30,000 and 25% of net royalties collected by the Company from third parties for products manufactured, used or sold under license or sublicense of the Patent. On September 3, 1998, the District Court of Brazos County rescinded the original assignment of the Patent from Dr. Congleton to the Company; however, the Court invited Dr. Congleton to re-executed the assignment of the Patent to the Company subject to any restrictions arising out of an earlier settlement agreement. The assignment was re-executed on September 3, 1998. Dr. Congleton also has a written agreement with the Company that grants him a perpetual 3% royalty (exclusive of Texas A&M University's royalty to Dr. Congleton) on the net sales of every ComputERGO(TM) sold by the Company.

      GUARANTEES. The Company's revolving credit facility was guaranteed by Mrs. Boenigk, Chairman of the Board and Chief Executive Officer, and Mrs. Congleton, a Vice President, Secretary and a director of the Company. No amounts were outstanding under such revolving credit facility loan at June 30, 1998. Upon consummation of the Company's initial public offering, Mrs. Boenigk's and Mrs. Congleton's personal guarantees were released by the lender. In addition, certain loan agreements were guaranteed by Mrs. Boenigk, Bobby Boenigk, Mrs. Boenigk's husband, Mrs. Congleton and Dr. Congleton. The Company owed $138,000 and $463,000 under such loan agreements at June 30, 1998. Upon consummation of the Company's initial public offering, these personal guarantees were released by the lender.

      DISTRIBUTIONS. For the period between April 1, 1996 through October 20, 1997, consummation of the initial public offering, the Company paid distributions of $458,000 to its shareholders in connection with their estimated federal income tax obligations attributable to the Company's S Corporation earnings, of which Mrs. Boenigk, Mrs. Congleton, and Messrs. Campbell and Ebner received $197,293, $182,036, $26,421 and $20,551, respectively. The Company has no intention of declaring or paying any other dividend or making any other distribution to its shareholders in the near future.

      OTHER RELATIONSHIPS. Dr. Cynthia Pladziewicz, a director of the Company, served of counsel to Thompson & Knight, P.C. during fiscal year 1997. The Company retained Thompson & Knight, P.C. to perform certain blue sky research and filings in connection with the Company's initial public offering during fiscal year 1998. Dr. Congleton's, a consultant to the Company, fee is subject to adjustment upon the occurrence of certain events. See "Executive Compensation
- Employment and Consulting Agreements."

      FUTURE TRANSACTIONS. Although the Company has no present intention to do so, it may in the future enter into other transactions incident to its business with its directors, officers, shareholders and other affiliates. The Company's policy is that any transaction in the future with an affiliated entity, executive officer, shareholder or director will be subject to review and approval by a majority of the Company's directors who have no interest in the transaction and such transaction will be on no less favorable terms than the Company could obtain from unaffiliated parties.

                            SHAREHOLDER PROPOSALS

      Pursuant to the rules of the Securities and Exchange Commission, in order for shareholder proposals to receive consideration for inclusion in the Company's Proxy Statement for the 1999 Annual Meeting of Shareholders, such proposals must be received by the Company at its principal executive offices no later than June 10, 1999. Such proposals should be directed to Neutral Posture Ergonomics, Inc., 3904 N. Texas Avenue, Bryan, Texas 77803, Attention: Chief Executive Officer.

                                   GENERAL

      The 1998 Annual Report to Shareholders, which includes the Company's Annual Report on Form 10-KSB, has been mailed to the Company's shareholders with this mailing. The Annual Report does not form any part of the material for the solicitation of proxies.

      The expense of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone or telegram. The Company may request brokers, dealers or other nominees to send proxy materials to and obtain proxies from their principals and the Company may reimburse such persons for their reasonable expenses.

                                OTHER BUSINESS

      Management knows of no other matter that will come before the Annual Meeting. However, if other matters do come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment.

                              FRONT SIDE OF PROXY

                                  REVOCABLE PROXY
                         NEUTRAL POSTURE ERGONOMICS, INC.
            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoint(s) Rebecca E. Boenigk and Gregory A. Katt, or either of them, with full power of substitution and resubstitution, as proxies of the undersigned, with all the powers that the undersigned would possess if personally present to cast all votes that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Neutral Posture Ergonomics, Inc. (the "Company") to be held on November 10, 1998, at the Dallas Marriott Quorum at 14901 Dallas Parkway, Dallas, Texas 75240 at 9:00 a.m., local time, and any and all adjournments, continuations and postponements thereof (the "Annual Meeting"), including (without limiting the generality of the foregoing) to vote and act as follows:

  1.  ELECTION OF THREE CLASS I DIRECTORS.
      Nominees: David W. Campbell, Maryla R. Fitch and Cynthia Pladziewicz.

      [ ]  FOR all nominees (except as set    [ ] WITHHOLD AUTHORITY to vote for
           forth to the contrary below)           all nominees

           ----------------------------------

           In the event the undersigned wishes to withhold authority to vote for any particular nominee listed above, please so indicate by clearly writing the name of any such nominee on the line above.

  2. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 1999.

           [ ]  FOR                [ ]  AGAINST               [ ]  ABSTAIN

  3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                   (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                               BACK SIDE OF PROXY
                            (CONTINUED FROM OTHER SIDE)

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 1999. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS PRESENTED.

                                               _________________________________
                                                           Signature

                                               _________________________________
                                                   Signature if held jointly

                                               Date: ___________________ , 1998

                                              Please sign exactly as your name
                                              appears on your stock certificate.
                                              If shares are held by joint
                                              tenants, both should sign. When
                                              signing as attorney, executor,
                                              administrator, trustee or
                                              guardian, please give full title
                                              as such. If shares are held of
                                              record by a corporation, please
                                              sign in full corporate name by
                                              president or other authorized
                                              officer. If shares are held of
                                              record by a partnership, please
                                              sign in full partnership name by
                                              an authorized signatory.

   PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.